EXHIBIT 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-46750) pertaining to the AvantGo, Inc. 2000 Employee Stock Purchase Plan, the 2000 Stock Incentive Plan, the 1997 Stock Option Plan, and the GlobalWare Computing, Inc. Stock Option Plan of our report dated January 19, 2001, with respect to the consolidated financial statements and schedule of AvantGo, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2000.



                                           /s/ Ernst & Young LLP


Walnut Creek, California

March 30, 2001